UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): November 26, 2005

BURZYNSKI RESEARCH INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23425	76-0136810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9432 Old Katy Road, Suite 200 Houston, Texas 77055
(Address of principal executive offices and zip code)

(713) 335-5697
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 26, 2005, Burzynski Research Institute, Inc. completed the sale of selected equipment to Stanislaw R. Burzynski, M.D., Ph.D., the Company’s President and Chief Executive Officer in an arms-length transaction approved by both of the Company’s disinterested directors.  The equipment sold to Dr. Burzynski is not necessary for the Company’s ongoing operations and was sold for a purchase price of $95,000.  The amount of the purchase price was based on an independent third party appraisal received by the Company’s disinterested directors to assist them in approving the sale of the equipment to Dr. Burzynski.  This sale of equipment will not affect the Company’s operations in any significant way.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

Date: December 1, 2005.

	By:	/s/ Dudley Anderson
Dudley Anderson, Chief Financial Officer